AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, made as of this
1st day of July, 2004, by and between UBS Investment Trust
(the Investment Trust), a Massachusetts business trust, with its principal place of business at 51 West 52nd Street, New York, NY 10019-6114, on behalf of its series, the UBS Tactical Allocation Fund (the Tactical Allocation Fund), and The UBS Funds
(the UBS Funds), a Delaware statutory trust, with its principal place of business at One North Wacker Drive, Chicago, Illinois 60606, on behalf of its series, the UBS U.S. Allocation Fund
(the U.S. Allocation Fund).
PLAN OF REORGANIZATION
         The reorganization (hereinafter referred to as the Plan
of Reorganization) will consist of:
(i)	the acquisition by the Investment Trust, on behalf of the
Tactical Allocation Fund, of substantially all of the property, assets and goodwill of the U.S. Allocation Fund, in exchange solely for shares of beneficial interest, $0.001 par value, of
(a)	Tactical Allocation Fund Class A shares (Tactical
Allocation Fund Class A Shares),
(b)	Tactical Allocation Fund Class B-1 shares (Tactical
Allocation Fund Class B-1 Shares),
(c)	Tactical Allocation Fund Class B-2 shares (Tactical
Allocation Fund Class B-2 Shares),
(d)	Tactical Allocation Fund Class B-3 shares (Tactical
Allocation Fund Class B-3 Shares),
(e)	Tactical Allocation Fund Class B-4 shares (Tactical
Allocation Fund Class B-4 Shares),
(f)	Tactical Allocation Fund Class C shares (Tactical
Allocation Fund Class C Shares), and
(g)	Tactical Allocation Fund Class Y shares (Tactical
Allocation Fund Class Y Shares),
and the assumption by the Investment Trust, on behalf of the Tactical Allocation Fund, of all of the liabilities of the U.S. Allocation Fund;
(ii)	the distribution of
(a)	Tactical Allocation Fund Class A Shares to the shareholders
of Class A shares of the U.S. Allocation Fund (U.S.
Allocation Fund Class A Shares),
(b)	Tactical Allocation Fund Class B-1 Shares to the
shareholders of Class B-1 shares of the U.S. Allocation Fund
(U.S. Allocation Fund Class B-1 Shares),
(c)	Tactical Allocation Fund Class B-2 Shares to the
shareholders of Class B-2 shares of the U.S. Allocation Fund
(U.S. Allocation Fund Class B-2 Shares),
(d)	Tactical Allocation Fund Class B-3 Shares to the
shareholders of Class B-3 shares of the U.S. Allocation Fund
(U.S. Allocation Fund Class B-3 Shares),
(e)	Tactical Allocation Fund Class B-4 Shares to the
shareholders of Class B-4 shares of the U.S. Allocation Fund
(U.S. Allocation Fund Class B-4 Shares),
(f)	Tactical Allocation Fund Class C Shares to the shareholders
of Class C shares of the U.S. Allocation Fund (U.S.
Allocation Fund Class C Shares), and
(g)	Tactical Allocation Fund Class Y Shares to the shareholders
of Class Y shares of the U.S. Allocation Fund (U.S.
Allocation Fund Class Y Shares),
according to their respective interests in complete liquidation of the U.S. Allocation Fund; and
(iii)	the dissolution of the U.S. Allocation Fund as soon as
practicable after the closing (as referenced in Section 3 hereof, hereinafter called the Closing), all upon and subject to the terms and conditions of this Agreement and Plan of Reorganization (Agreement) hereinafter set forth.
         This Plan of Reorganization, as implemented, in part, by the Agreement, is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (Code).

AGREEMENT
         In order to consummate the Plan of Reorganization and in consideration of the promises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:
1.	Sale and Transfer of Assets and Liabilities, Liquidation and
Dissolution of the U.S. Allocation Fund
(a)	Subject to the requisite approval of the U.S. Allocation Funds shareholders, and the terms and conditions of this Agreement, and in reliance on the representations and warranties of the
Investment Trust herein contained, and in consideration of the delivery by the Investment Trust of the number of its shares of beneficial interest of the Tactical Allocation Fund hereinafter provided, the UBS Funds, on behalf of the U.S. Allocation Fund, agrees that it will sell, convey, transfer and deliver to the
Investment Trust, on behalf of the Tactical Allocation Fund, at the Closing provided for in Section 3, all of the liabilities, debts, obligations and duties of any nature, whether accrued, absolute, contingent or otherwise (Liabilities) and the assets of the U.S. Allocation Fund as of the close of business (which hereinafter shall be, unless otherwise noted, the regular close of business of the New York Stock Exchange, Inc. (NYSE))
(Close of Business) on the valuation date (as defined in
Section 3 hereof, hereinafter called the Valuation Date), free and clear of all liens, encumbrances, and claims whatsoever
(other than shareholders rights of redemption and such
restrictions as might arise under the Securities Act of 1933, as amended (the 1933 Act), with respect to privately placed or
otherwise restricted securities that the U.S. Allocation Fund may have acquired in the ordinary course of business), except for cash, bank deposits, or cash equivalent securities in an
estimated amount necessary (1) to discharge all of the U.S.
Allocation Funds Liabilities on its books at the Close of
Business on the Valuation Date including, but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to and through the Close of Business on the Valuation Date, and excluding those liabilities and obligations that would otherwise be discharged at a later date in the
ordinary course of business, and (2) to pay such contingent
liabilities as the Trustees of the UBS Funds shall reasonably deem to exist against the U.S. Allocation Fund, if any, at the
Close of Business on the Valuation Date, for which contingent and other appropriate liability reserves shall be established on the books of the U.S. Allocation Fund (hereinafter Net Assets).
The UBS Funds, on behalf of the U.S. Allocation Fund, shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the Close of
Business on the Valuation Date.  The UBS Funds agrees to use commercially reasonable efforts to identify all of the U.S.
Allocation Funds Liabilities prior to the Valuation Date and to discharge all such known Liabilities on or prior to the Valuation
Date.
(b)	Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of the UBS Funds herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Investment Trust agrees at the
Closing to assume the Liabilities, on behalf of the Tactical
Allocation Fund, and to deliver to the U.S. Allocation Fund:
(i) 	the number of Tactical Allocation Fund Class A Shares,
determined by dividing the net asset value per share of U.S.
Allocation Fund Class A Shares as of the Close of Business on the Valuation Date by the net asset value per share of Tactical
Allocation Fund Class A Shares as of Close of Business on the
Valuation Date, and multiplying the result by the number of
outstanding shares of the U.S. Allocation Fund Class A Shares as of Close of Business on the Valuation Date;
(ii) 	the number of Tactical Allocation Fund Class B-1 Shares,
determined by dividing the net asset value per share of U.S.
Allocation Fund Class B-1 Shares as of Close of Business on the
Valuation Date by the net asset value per share of Tactical
Allocation Fund Class B-1 Shares as of Close of Business on the
Valuation Date, and multiplying the result by the number of
outstanding shares of U.S. Allocation Fund Class B-1 Shares as of
Close of Business on the Valuation Date;
(iii) 	the number of Tactical Allocation Fund Class B-2
Shares, determined by dividing the net asset value per share of
U.S. Allocation Fund Class B-2 Shares as of Close of Business on
the Valuation Date by the net asset value per share of Tactical Allocation Fund Class B-2 Shares as of Close of Business on the
Valuation Date, and multiplying the result by the number of
outstanding shares of U.S. Allocation Fund Class B-2 Shares as of
Close of Business on the Valuation Date;
(iv) 	the number of Tactical Allocation Fund Class B-3 Shares,
determined by dividing the net asset value per share of U.S.
Allocation Fund Class B-3 Shares as of Close of Business on the
Valuation Date by the net asset value per share of Tactical
Allocation Fund Class B-3 Shares as of Close of Business on the
Valuation Date, and multiplying the result by the number of
outstanding shares of U.S. Allocation Fund Class B-3 Shares as of
Close of Business on the Valuation Date;
(v)	the number of Tactical Allocation Fund Class B-4 Shares,
determined by dividing the net asset value per share of U.S.
Allocation Fund Class B-4 Shares as of Close of Business on the
Valuation Date by the net asset value per share of Tactical
Allocation Fund Class B-4 Shares as of Close of Business on the
Valuation Date, and multiplying the result by the number of
outstanding shares of U.S. Allocation Fund Class B-4 Shares as of
Close of Business on the Valuation Date;
(vi) 	the number of Tactical Allocation Fund Class C Shares,
determined by dividing the net asset value per share of U.S.
Allocation Fund Class C Shares as of Close of Business on the
Valuation Date by the net asset value per share of Tactical
Allocation Fund Class C Shares as of Close of Business on the
Valuation Date, and multiplying the result by the number of
outstanding shares of U.S. Allocation Fund Class C Shares as of
Close of Business on the Valuation Date; and
(vii) 	the number of Tactical Allocation Fund Class Y
Shares, determined by dividing the net asset value per share of
U.S. Allocation Fund Class Y Shares as of Close of Business on
the Valuation Date by the net asset value per share of Tactical Allocation Fund Class Y Shares as of Close of Business on the
Valuation Date, and multiplying the result by the number of
outstanding shares of U.S. Allocation Fund Class Y Shares as of
Close of Business on the Valuation Date.
All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.
(c)	As soon as practicable following the Closing, the U.S.
Allocation Fund shall dissolve and distribute pro rata to its shareholders of record as of the Close of Business on the Valuation
Date, the shares of beneficial interest of the Tactical Allocation
Fund received by the U.S. Allocation Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of the Tactical
Allocation Fund of the type and in the amounts due such
shareholders pursuant to this Section 1 based on their respective holdings of shares of the U.S. Allocation Fund as of the Close of Business on the Valuation Date. Fractional shares of beneficial interest of the Tactical Allocation Fund shall be carried to the third decimal place.  No certificates representing shares of beneficial interest of the Tactical Allocation Fund will be
issued to shareholders of the U.S. Allocation Fund.
(d)	At the Closing, each shareholder of record of the U.S.
Allocation Fund as of the record date (the Distribution Record Date)
with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the U.S. Allocation Fund that such
person had on such Distribution Record Date.
2.	Valuation
(a)	The value of the U.S. Allocation Funds Net Assets to be
acquired by the Tactical Allocation Fund hereunder shall be computed as of the Close of Business on the Valuation Date using the valuation procedures set forth in the U.S. Allocation Funds currently effective prospectus and statement of additional information.
(b)	The net asset value of a share of beneficial interest of the
Tactical Allocation Fund Class A Shares, the Tactical Allocation
Fund Class B-1 Shares, the Tactical Allocation Fund Class B-2
Shares, the Tactical Allocation Fund Class B-3 Shares, the
Tactical Allocation Fund Class B-4 Shares, the Tactical
Allocation Fund Class C Shares and the Tactical Allocation Fund
Class Y Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation Date, using the valuation procedures set forth in the Tactical Allocation Funds currently effective prospectus and statement of additional information.
(c)	The net asset value of a share of beneficial interest of the U.S.
Allocation Fund Class A Shares, U.S. Allocation Fund Class B-1
Shares, U.S. Allocation Fund Class B-2 Shares, U.S. Allocation
Fund Class B-3 Shares, U.S. Allocation Fund Class B-4 Shares,
U.S. Allocation Fund Class C Shares, and U.S. Allocation Fund
Class Y Shares shall be determined to the nearest full cent as of the Close of Business on the Valuation Date, using the valuation procedures set forth in the U.S. Allocation Funds currently effective prospectus and statement of additional information.
3.	Closing and Valuation Date
        The Valuation Date shall be June 30, 2004, or such later
date as may be mutually agreed to in writing by the Investment Trust and the UBS Funds.  The Closing shall take place at the principal office of UBS Global Asset Management (US) Inc., 51 West 52nd Street,
New York, New York 10019-6114, at approximately 10:00 Eastern time on the first business day following the Valuation Date.
Notwithstanding anything herein to the contrary, in the event that on the Valuation Date (a) the NYSE shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the officers of the Investment Trust or UBS Funds, accurate appraisal of the value of the net assets of the U.S.
Allocation Fund or the Tactical Allocation Fund is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the U.S.
Allocation Fund and the Tactical Allocation Fund is practicable in the judgment of the officers of the Investment Trust and the UBS
Funds.
         The UBS Funds shall have provided for delivery as of the
Closing all of those Net Assets of the U.S. Allocation Fund to be transferred to the Tactical Allocation Funds custodian, State
Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171. Also, the UBS Funds shall deliver at the
Closing a list of names and addresses of the shareholders of record of U.S. Allocation Fund Class A Shares, U.S. Allocation Fund Class
B-1 Shares, U.S. Allocation Fund Class B-2 Shares, U.S. Allocation
Fund Class B-3 Shares, U.S. Allocation Fund Class B-4 Shares, U.S. Allocation Fund Class C Shares and U.S. Allocation Fund Class Y
Shares, and the number of shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates (if any)
and which by book-entry accounts, all as of the Close of Business on the Valuation Date, certified by its transfer agent, or by its President or Vice President to the best of their knowledge and belief.  The Investment Trust shall issue and deliver a certificate or certificates evidencing the shares of the Tactical Allocation Fund to be delivered at the Closing to said transfer agent registered in such manner as the UBS Funds may request, or provide evidence satisfactory to the UBS Funds that such shares of beneficial interest of the Tactical Allocation Fund have been registered in an open account on the books of the Tactical Allocation Fund in such manner as the
UBS Funds may request.
4.	Representations and Warranties by the UBS Funds
        The UBS Funds represents and warrants to the Investment
Trust that:
(a)	The UBS Funds is a statutory trust duly organized under the laws of the State of Delaware on December 1, 1993, and is validly existing and in good standing under the laws of that State.  The
UBS Funds, of which the U.S. Allocation Fund is a separate
series, is duly registered under the Investment Company Act of
1940, as amended (the 1940 Act), as an open-end management
investment company.  Such registration is in full force and
effect as of the date hereof and will be in full force and effect as of the Closing and all of the shares of the UBS Funds sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption under the 1933 Act.
(b)	The UBS Funds is authorized to issue an unlimited number of
shares of beneficial interest of the U.S. Allocation Fund, $0.001 par value.  Each outstanding share of the U.S. Allocation Fund is duly and validly issued, fully paid, non-assessable and has full voting rights and, except for any such shares sold pursuant to the private offering exemption, is fully transferable.
(c)	The financial statements appearing in the U.S. Allocation Fund
Annual Report to Shareholders for the fiscal year ended June 30,
2003, audited by Ernst & Young LLP, and the unaudited financial statements appearing the in the U.S. Allocation Fund Semiannual
Report for the six months ended December 31, 2003, copies of which have been delivered to the Investment Trust, fairly present the financial position of the U.S. Allocation Fund as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting
principles applied on a consistent basis.
(d) The books and records of the U.S. Allocation Fund made
available to the Investment Trust and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the U.S. Allocation
Fund.
(e)	The statement of assets and liabilities to be furnished by the
UBS Funds as of the Close of Business on the Valuation Date for
the purpose of determining the number of shares of beneficial interest of the Tactical Allocation Fund to be issued pursuant to
Section 1 hereof will accurately reflect the Net Assets of the
U.S. Allocation Fund and outstanding shares of beneficial
interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.
(f)	At the Closing, the UBS Funds will have good and marketable title to all of the securities and other assets shown on its statement of assets and liabilities referred to in subsection 4(e) above, free and clear of all liens or encumbrances of any nature
whatsoever except such restrictions as might arise under the 1933
Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets
subject thereto, or materially affect title thereto.
(g)	The UBS Funds has the necessary power and authority to conduct its business and the business of the U.S. Allocation Fund as such businesses are now being conducted.
(h)	The UBS Funds is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended (UBS Funds Declaration of Trust), By-laws, as amended (UBS Funds By-laws), or any material contract or any other material commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement and Plan of
Reorganization.
(i)	The UBS Funds has full power and authority to enter into and perform its obligations under this Agreement, subject to approval of the Plan of Reorganization by the U.S. Allocation Funds
shareholders.  Except as provided in the immediately preceding sentence, the execution, delivery and performance of this
Agreement have been duly and validly authorized, executed and delivered by the UBS Funds, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to the
effect of bankruptcy, insolvency, reorganization, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors rights and to general equity principles.
(j)	Neither the UBS Funds nor the U.S. Allocation Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
(k)	The UBS Funds does not have any unamortized or unpaid
organizational fees or expenses that are allocable to the U.S.
Allocation Fund.
(l)	For each taxable year of its operation (including the taxable year ending on the Closing), the U.S. Allocation Fund has met (or will meet) the requirements of Subchapter M of the Code for
qualification as a regulated investment company, has been (or will be) eligible to and has computed (or will compute) its
Federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing, and on or before the Closing will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the
Closing.
(m)	The UBS Funds, or its agents, (i) holds a valid tax
identification number certification form for each U.S. Allocation
Fund shareholder of record, which form can be associated with reportable payments made by the U.S. Allocation Fund to such shareholder, and/or (ii) has otherwise timely instituted the appropriate backup withholding procedures with respect to such shareholder as provided by Section 3406 of the Code.
5.	Representations and Warranties by the Investment Trust
        The Investment Trust represents and warrants to the UBS
Funds that:
(a) The Investment Trust is a business trust duly organized
under the laws of the State of Massachusetts on March 28, 1991, and is validly existing and in good standing under the laws of that State. The Investment Trust, of which the Tactical Allocation
Fund is a separate series, is duly registered under the 1940 Act as an open-end management investment company, such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing, and all of its shares sold have been sold pursuant to an effective registration
statement filed under the 1933 Act, except for any shares sold pursuant to a private offering exemption under the 1933 Act.
(b)	The Investment Trust is authorized to issue an unlimited number of shares of beneficial interest, $0.001 par value, of the
Tactical Allocation Fund. Each outstanding share of the Tactical Allocation Fund is fully paid, non-assessable and has full voting rights and, except for any shares sold pursuant to a private offering exemption, is fully transferable.  The shares of
beneficial interest of the Tactical Allocation Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be duly and validly issued and fully paid and non-assessable, fully
transferable and have full voting rights.
(c)	At the Closing, each class of shares of beneficial interest
of the Tactical Allocation Fund to be issued pursuant to this
Agreement will be eligible for offering to the public in those states of the United States and jurisdictions in which the
corresponding class of shares of the U.S. Allocation Fund are presently eligible for offering to the public, and there are an unlimited number of shares registered under the 1933 Act such that there is a sufficient number of such shares to permit the transfers contemplated by this Agreement to be consummated.
(d)	The financial statements appearing in the Tactical Allocation
Fund Annual Report to Shareholders for the fiscal year ended
August 31, 2003, audited by Ernst & Young LLP, and the unaudited financial statements appearing the in the Tactical Allocation
Fund Semiannual Report for the six months ended February 28,
2003, copies of which have been delivered to the UBS Funds,
fairly present the financial position of the Tactical Allocation
Fund as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis.
(e)	The books and records of the Tactical Allocation Fund made
available to the UBS Funds and/or its counsel are true and
correct in all material respects and contain no material
omissions with respect to the business and operations of the
Tactical Allocation Fund.
(f) 	The statement of assets and liabilities of the Tactical
Allocation Fund to be furnished by the Investment Trust as of the
Close of Business on the Valuation Date for the purpose of
determining the number of shares of beneficial interest of the
Tactical Allocation Fund to be issued pursuant to Section 1
hereof will accurately reflect the net assets of the Tactical
Allocation Fund and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.
(g)	At the Closing, the Investment Trust will have good and
marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in
subsection 5(d) above, free and clear of all liens or
encumbrances of any nature whatsoever, except such restrictions as might arise under the 1933 Act with respect to privately
placed or otherwise restricted securities that it may have
acquired in the ordinary course of business and such
imperfections of title or encumbrances as do not materially
detract from the value or use of the assets subject thereto, or materially affect title thereto.
(h)	The Investment Trust has the necessary power and authority to conduct its business and the business of the Tactical Allocation
Fund as such businesses are now being conducted.
(i)	The Investment Trust is not a party to or obligated under any provision of its Amended and Restated Declaration of Trust, as
amended (Investment Trust Declaration of Trust) and Restated
By-laws, as amended (Investment Trust By-laws), or any material contract or any other material commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement.
(j)	The Investment Trust has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized, executed and delivered by it, and this
Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency,
reorganization, arrangements among creditors, moratorium,
fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors rights and to general equity principles.
(k)   Neither the Investment Trust nor the Tactical Allocation Fund
is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
(l)	For each taxable year of its operation (including the taxable year that includes the Closing), the Tactical Allocation Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company, has been eligible to (or will be eligible to) and has computed (or will compute) its Federal income tax under Section 852 of the Code, and has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Closing.
6. Representations and Warranties by the UBS Funds and the
Investment Trust
      The UBS Funds and the Investment Trust each represents and warrants to the other that:
(a)	There are no legal, administrative or other proceedings or
investigations against it, or, to its knowledge, threatened
against it, that would materially affect its financial condition or its ability to consummate the transactions contemplated by this Agreement.  It is not charged with, or to its knowledge, threatened with, any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.
(b)	There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.
(c)	It has duly and timely filed, on behalf of the U.S. Allocation
Fund or the Tactical Allocation Fund, as appropriate, all Tax (as defined below) returns and reports (including information
returns), which are required to be filed by such U.S. Allocation
Fund or Tactical Allocation Fund, and all such returns and
reports accurately state the amount of Tax owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income required to be reported by such U.S. Allocation Fund or Tactical Allocation Fund.  On behalf of the U.S. Allocation Fund or the Tactical Allocation Fund, as appropriate, it has paid or made provision and properly accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports.  The amounts set up as provisions for Taxes in the books and records of the U.S. Allocation Fund or Tactical Allocation Fund, as appropriate, as of the Close of
Business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by the U.S. Allocation Fund or Tactical Allocation Fund, as
appropriate, for any periods or fiscal years prior to and
including the Close of Business on the Valuation Date, including all Taxes imposed before or after the Close of Business on the
Valuation Date that are attributable to any such period or fiscal year.  No return filed by it, on behalf of the U.S. Allocation
Fund or Tactical Allocation Fund, as appropriate, is currently being audited by the Internal Revenue Service or by any state or local taxing authority.  As used in this Agreement, Tax or
Taxes means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder)
income, gross receipts, excise, sales, use, value
added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or
charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or
additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto.  To its knowledge, there are no levies, liens or encumbrances relating to Taxes existing,
threatened or pending with respect to the assets of the U.S.
Allocation Fund or Tactical Allocation Fund, as appropriate.
(d)	All information provided to the UBS Funds by the Investment
Trust, and by the UBS Funds to the Investment Trust, for
inclusion in, or transmittal with, the Prospectus/Proxy Statement with respect to this Agreement pursuant to which approval of the
U.S. Allocation Fund shareholders will be sought, does not
contain an untrue statement of a material fact, or omit to state a material fact required to be stated in order to make the
statements made therein, in light of the circumstances under which they were made, not misleading.
(e)	Except in the case of the UBS Funds with respect to the approval of the U.S. Allocation Funds shareholders of the Agreement, no consent, approval, authorization or order of any court or
governmental authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the
Securities Exchange Act of 1934, as amended (the 1934 Act), the
1940 Act, or Massachusetts or Delaware state law or other
applicable state securities law (including, in the case of each of the foregoing, the rules and regulations thereunder).
7.	Covenants of the UBS Funds
(a)	The UBS Funds covenants to operate the business of the U.S.
Allocation Fund as presently conducted between the date hereof and the Closing.
(b)	The UBS Funds undertakes that the U.S. Allocation Fund will not acquire the shares of beneficial interest of the Tactical
Allocation Fund for the purpose of making distributions thereof other than to the U.S. Allocation Funds shareholders.
(c)	The UBS Funds covenants that by the Closing, all of the U.S.
Allocation Funds federal and other Tax returns and reports
(including information returns) required by law to be filed on or before such date shall have been filed and either all federal and other Taxes shown as due on said returns shall have been paid, or adequate liability reserves shall have been provided for the payment of such Taxes.
(d)	The UBS Funds will at the Closing provide the Investment Trust with a copy of the shareholder ledger accounts, including,
without limitation, the name, address and taxpayer identification number of each shareholder of record, the number of shares held by each shareholder, the dividend reinvestment elections
applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the UBS Funds with respect to each shareholder, for all shareholders of record of the U.S. Allocation Fund shares as of the Close of Business on the Valuation Date, who are to become shareholders of the Tactical Allocation Fund as a result of the transfer of assets that is the subject of this Agreement,
certified by its transfer agent or its President or its Vice
President to the best of their knowledge and belief.
(e)	The UBS Funds agrees to mail to each shareholder of record of the U.S. Allocation Fund entitled to vote at the meeting of
shareholders at which action on this Agreement is to be
considered, in sufficient time to comply with requirements as to notice thereof, a Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a)
of the 1934 Act, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.
(f)	The UBS Funds shall supply to the Investment Trust, at the
Closing, the statement of the assets and liabilities described in
Section 4(e) of this Agreement in conformity with the
requirements described in such Section.
(g) 	As soon as is reasonably practicable after the Closing, the
U.S. Allocation Fund will make a liquidating distribution to its shareholders consisting of the Tactical Allocation Fund Shares received at the Closing.
8.	Covenants of the Investment Trust
(a)	The Investment Trust covenants that the shares of beneficial interest of the Tactical Allocation Fund to be issued and
delivered to the U.S. Allocation Fund pursuant to the terms of
Section 1 hereof shall have been duly authorized as of the
Closing and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, and fully paid and non-assessable, and no shareholder of the Tactical Allocation
Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.
(b)	The Investment Trust covenants to operate the business of the
Tactical Allocation Fund as presently conducted between the date hereof and the Closing.
(c)	The Investment Trust covenants that by the Closing, all of the
Tactical Allocation Funds federal and other tax returns and
reports required by law to be filed on or before such date shall have been filed and either all federal and other taxes shown as due on said returns shall have been paid, or adequate liability reserves shall have been provided for the payment of such taxes.
(d)	The Investment Trust shall supply to the UBS Funds, at the
Closing, the statement of assets and liabilities described in
Section 5(f) of this Agreement in conformity with the
requirements described in such Section.
(e)	The Investment Trust will file with the United States Securities and Exchange Commission (the Commission) a Registration
Statement on Form N-14 under the 1933 Act (Registration
Statement), relating to the shares of beneficial interest of the
Tactical Allocation Fund issuable hereunder, and will use its best efforts to provide that such Registration Statement becomes effective as promptly as practicable. At the time such
Registration Statement becomes effective, it (i) will comply in all material respects with the applicable provisions of the 1933
Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  At the time the Registration Statement becomes effective, at the time of the U.S. Allocation Funds
shareholders meeting, and at the Closing, the prospectus and statement of additional information included in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
9.	Conditions Precedent to be Fulfilled by the UBS Funds and the
Investment Trust
      The obligations of the UBS Funds and the Investment Trust to effectuate this Agreement and the Plan of Reorganization hereunder shall be subject to the following respective conditions:
(a) 	That:  (i) all the representations and warranties of the other party contained herein shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President or
Vice President and by the Secretary or equivalent officer to the foregoing effect.
(b)	That the other party shall have delivered to such party a
copy of the resolutions approving this Agreement adopted by the other partys Board of Trustees, certified by the Secretary or equivalent officer.
(c)	That the Commission shall not have issued an unfavorable
advisory report under Section 25(b) of the 1940 Act, nor instituted or threatened to institute any proceeding seeking to enjoin the consummation of the reorganization contemplated hereby under
Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall have been instituted or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.
(d)	That this Agreement and the Plan of Reorganization and the
transactions contemplated hereby shall have been approved by the appropriate action of the shareholders of the U.S. Allocation
Fund at a special meeting or any adjournment thereof.
(e)	That the U.S. Allocation Fund shall have declared a distribution or distributions prior to the Valuation Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to the Close of Business on the Valuation
Date, and (ii) any undistributed ordinary income and capital gain net income from any prior period.  Capital gain net income has the meaning given such term by Section 1222(9) of the Code.
(f)	That prior to or at the Closing, the UBS Funds and the
Investment Trust shall receive an opinion from Dechert LLP (Dechert)
to the effect that, provided the reorganization contemplated hereby is carried out in accordance with this Agreement, the laws of the
State of Delaware and the State of Massachusetts, and in
accordance with the representations provided by the UBS Funds and the Investment Trust in certificates delivered to Dechert:
                  (1)	The acquisition by the Tactical Allocation
Fund of substantially all of the assets and the assumption of the liabilities of the U.S. Allocation Fund in exchange solely for the Tactical Allocation Fund shares to be issued pursuant to
Section 1 hereof, followed by the distribution by the U.S.
Allocation Fund to its shareholders of the Tactical Allocation
Fund shares in complete liquidation of the U.S. Allocation Fund, will qualify as a reorganization within the meaning of
Section 368(a)(1) of the Code, and the Tactical Allocation Fund
and the U.S. Allocation Fund will each be a party to the
reorganization within the meaning of Section 368(b) of the Code;
                  (2)	No gain or loss will be recognized by the U.S.
Allocation Fund upon the transfer of substantially all of its assets to and the assumption of the liabilities by the Tactical Allocation Fund in exchange solely for the voting shares of the
Tactical Allocation Fund (to be issued in accordance with
Section 1 hereof) under Section 361(a) and Section 357(a) of the
Code, except that Dechert will not express any opinion as to contracts described in Section 1256(b) of the Code or as to
accrued market discount; and no gain or loss will be recognized by the U.S. Allocation Fund upon the distribution of the Tactical Allocation Fund shares to the U.S. Allocation Fund shareholders in accordance with Section 1 hereof in liquidation of the U.S.
Allocation Fund under Section 361(c)(1) of the Code;
                  (3)	No gain or loss will be recognized by the
Tactical Allocation Fund upon the receipt by it of substantially all of the assets and the assumption of the liabilities of the
U.S. Allocation Fund in exchange solely for the voting shares of the Tactical Allocation Fund (to be issued in accordance with
Section 1 hereof) under Section 1032(a) of the Code;
                  (4)	The basis of the assets of the U.S. Allocation
Fund received by the Tactical Allocation Fund will be the same as the basis of such assets to the U.S. Allocation Fund immediately prior to the exchange under Section 362(b) of the Code;
                  (5)	The holding period of the assets of the U.S.
Allocation Fund received by the Tactical Allocation Fund will include the period during which such assets were held by the U.S. Allocation Fund under Section 1223(2) of the Code;
                  (6)	No gain or loss will be recognized by the
shareholders of the U.S. Allocation Fund upon the exchange of their shares in the U.S. Allocation Fund for the voting shares
(including fractional shares to which they may be entitled) of the Tactical Allocation Fund (to be issued in accordance with
Section 1 hereof) under Section 354(a) of the Code;
                  (7)	The basis of the Tactical Allocation Fund
shares received by the U.S. Allocation Fund shareholders in
accordance with Section 1 hereof (including fractional shares to which they may be entitled) will be the same as the basis of the shares of the U.S. Allocation Fund exchanged therefor under
Section 358(a)(1) of the Code; and
                  (8)	The holding period of the Tactical Allocation
Fund shares received by the U.S. Allocation Funds shareholders in accordance with Section 1 hereof (including fractional shares to which they may be entitled) will include the holding period of the U.S. Allocation Funds shares surrendered in exchange
therefor, provided that the U.S. Allocation Fund shares were held as a capital asset on the date of the Reorganization under
Section 1223(l) of the Code.
(g)	That the Investment Trust shall have received an opinion in form and substance reasonably satisfactory to it from Stradley Ronon
Stevens & Young, LLP (Stradley), counsel to the UBS Funds, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general
applicability relating to or affecting creditors rights and to general equity principles:
                  (1)	The UBS Funds was created as a statutory
trust under the laws of the State of Delaware on December 1, 1993, and is validly existing and in good standing under the laws of the
State of Delaware;
                  (2)	The UBS Funds is authorized to issue an
unlimited number of shares of beneficial interest, $0.001 par value, of the UBS Funds and of the U.S. Allocation Fund.
Assuming that the initial shares of beneficial interest of the
U.S. Allocation Fund were issued in accordance with the 1940 Act, and the UBS Funds Declaration of Trust and UBS Funds By-laws, and that all other such outstanding shares of the U.S. Allocation
Fund were sold, issued and paid for in accordance with the terms of the U.S. Allocation Fund prospectus in effect at the time of such sales, each such outstanding share is duly and validly
issued, fully paid, non-assessable, and except for any shares sold pursuant to a private offering exemption, is fully
transferable and has full voting rights;
                  (3)	The UBS Funds is an open-end management
investment company registered as such under the 1940 Act;
                  (4)	Except as disclosed in the U.S. Allocation
Funds currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative
proceeding pending or threatened against the UBS Funds, the
unfavorable outcome of which would materially and adversely
affect the UBS Funds or the U.S. Allocation Fund;
                  (5)	To such counsels knowledge, no consent,
approval, authorization or order of any court, governmental
authority or agency is required for the consummation by the UBS
Funds of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the
1940 Act, and Delaware law (including, in the case of each of the foregoing, the rules and regulations thereunder) and such as may be required under applicable state securities laws;
                  (6)	Neither the execution, delivery nor performance
of this Agreement by the UBS Funds violates any provision of the
UBS Funds Declaration of Trust, the UBS Funds By-laws, or the provisions of any agreement or other instrument, known to such counsel to which the UBS Funds is a party or by which the UBS
Funds is otherwise bound; and
                  (7)	This Agreement has been duly and validly
authorized, executed and delivered by the UBS Funds and
represents the legal, valid and binding obligation of the UBS
Funds and is enforceable against the UBS Funds in accordance with its terms.
In giving the opinions set forth above, Stradley may state that it is relying on certificates of the officers of the UBS Funds with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the UBS Funds.
(h)	That the UBS Funds shall have received an opinion in form and substance reasonably satisfactory to it from Dechert, counsel to the Investment Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among
creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or
affecting creditors rights and to general equity principles:
(1)	The Investment Trust is a business trust and was created
under the laws of the State of Massachusetts on March 28, 1991, and is validly existing and in good standing under the laws of the State of Massachusetts;
(2)	The Investment Trust is authorized to issue an unlimited
number of shares of beneficial interest, $0.001 par value.
Assuming that the initial shares of beneficial interest of the
Tactical Allocation Fund were issued in accordance with the 1940
Act and the Investment Trust Declaration of Trust and Investment
Trust By-laws, and that all other such outstanding shares of the
Tactical Allocation Fund were sold, issued and paid for in
accordance with the terms of the Tactical Allocation Funds
prospectus in effect at the time of such sales, each such
outstanding share is duly and validly issued, fully paid, non-assessable, freely transferable and has full voting rights;
(3)	The Investment Trust is an open-end management investment
company registered as such under the 1940 Act;
(4)	Except as disclosed in the Tactical Allocation Funds
currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the Investment Trust, the
unfavorable outcome of which would materially and adversely
affect the Investment Trust or the Tactical Allocation Fund;
(5)	The shares of beneficial interest of the Tactical
Allocation Fund to be issued pursuant to the terms of Section 1 hereof have been duly authorized and, when issued and delivered as provided in this Agreement, will have been duly and validly issued and fully paid and will be non-assessable by the
Investment Trust or the Tactical Allocation Fund, and to such counsels knowledge, no shareholder has any preemptive right to subscription or purchase in respect thereof;
(6)	To such counsels knowledge, no consent, approval,
authorization or order of any court, governmental authority or agency is required for the consummation by the Investment Trust of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940
Act, and Delaware and Massachusetts law (including, in the case of each of the foregoing, the rules and regulations thereunder)
and such as may be required under applicable state securities laws;
(7)	Neither the execution, delivery nor performance of this
Agreement by the Investment Trust violates any provision of the Investment Trust Declaration of Trust, Investment Trust By-laws, or the provisions of any agreement or other instrument, known to such counsel to which the Investment Trust is a party or by which the Investment Trust is otherwise bound; and
(8)	This Agreement has been duly and validly authorized,
executed and delivered by the Investment Trust and represents the legal, valid and binding obligation of the Investment Trust and is enforceable against the Investment Trust in accordance with its terms.
In giving the opinions set forth above in paragraphs (f) and (h)
of this Section 9, Dechert may state that it is relying on
certificates of the officers of the Investment Trust with regard to matters of fact and certain certifications and written
statements of governmental officials with respect to the good standing of the Investment Trust.
(i)	That the Investment Trusts Registration Statement with respect to the shares of beneficial interest of the Tactical Allocation
Fund to be delivered to the U.S. Allocation Funds shareholders in accordance with Section 1 hereof shall have become effective, and no stop order suspending the effectiveness of the
Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.
(j)	That the shares of beneficial interest of the Tactical
Allocation Fund to be delivered in accordance with Section 1 hereof shall be eligible for sale by the Investment Trust with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be delivered to each U.S. Allocation Fund shareholder.
(k)	That at the Closing, the UBS Funds, on behalf of the U.S.
Allocation Fund, shall transfer to the Investment Trust, on
behalf of the Tactical Allocation Fund, aggregate Net Assets of the U.S. Allocation Fund comprising at least 90% in fair market value of the total net assets and 70% in fair market value of the total gross assets recorded on the books of the U.S. Allocation
Fund at the Close of Business on the Valuation Date.
10.	Brokerage Fees and Expenses; Other Agreements
(a) 	The UBS Funds and the Investment Trust each represents and
warrants to the other that there are no broker or finders fees payable by it in connection with the transaction provided for herein.
(b)	The expenses of entering into and carrying out the provisions of this Agreement, whether or not consummated, shall be borne
exclusively by UBS Global Asset Management (US) Inc.  No such expenses shall be borne by the U.S. Allocation Fund or the
Tactical Allocation Fund.  The costs of the Reorganization shall include, but shall not be limited to, costs associated with
obtaining any necessary order of exemption from the 1940 Act, if any, preparation of any necessary amendment to the Investment
Trusts registration statement for the U.S. Allocation Fund or the Tactical Allocation Fund (including any supplements to the prospectuses or statements of additional information); printing and distributing the prospectus or any prospectus supplement;
printing and distributing the proxy materials (if any) to
shareholders of the U.S. Allocation Fund, legal fees, accounting fees, securities registration fees, and expenses of holding
shareholders meetings (if any).  Notwithstanding any of the
foregoing, expenses will in any event be paid by the party
directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section 851 of the Code.
(c)	Any other provision of this Agreement to the contrary
notwithstanding, any liability of the UBS Funds under this
Agreement with respect to any series of the UBS Funds, or in connection with the transactions contemplated herein with respect to any series of the UBS Funds, shall be discharged only out of the assets of that series of the UBS Funds, and no other series of the UBS Funds shall be liable with respect thereto.
(d)	Any other provision of this Agreement to the contrary
notwithstanding, any liability of the Investment Trust under this Agreement with respect to any series of the Investment Trust, or in connection with the transactions contemplated herein with respect to any series of the Investment Trust, shall be
discharged only out of the assets of that series of the Investment
Trust, and no other series of the Investment Trust shall be liable with respect thereto.
11.	Indemnification by the UBS Funds and the U.S. Allocation Fund
      The UBS Funds and the U.S. Allocation Fund hereby agree to indemnify and hold the Investment Trust and the Tactical Allocation
Fund, and each of them, harmless from all loss, liability and expense (including reasonable counsel fees and expenses in connection with the contest of any claim) which the Investment Trust or the Tactical Allocation Fund may incur or sustain by reason of the fact that
(i) the Investment Trust or the Tactical Allocation Fund shall be required to pay any obligation of the UBS Funds or the U.S.
Allocation Fund, whether consisting of Tax deficiencies or
otherwise, based upon a claim or claims against the UBS Funds or the U.S. Allocation Fund that were omitted or not fully reflected in the financial statements to be delivered to the Investment Trust in connection with the Closing; (ii) any representations or
warranties made by the UBS Funds in Sections 4 or 6 hereof should prove to be false or erroneous in any material respect; (iii) any covenant has been breached in any material respect; or (iv) any claim is made alleging that (a) the Prospectus/Proxy Statement delivered to the shareholders of the U.S. Allocation Fund in connection with this transaction, or (b) the Registration Statement on Form N-14 of which such Prospectus/Proxy Statement forms a part, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not
misleading, except insofar as such claim is based on written information furnished to the UBS Funds by the Investment Trust, its investment adviser or distributor.
12.	Indemnification by the Investment Trust and the Tactical
Allocation Fund
      The Investment Trust and the Tactical Allocation Fund hereby agree to indemnify and hold the UBS Funds and the U.S. Allocation
Fund harmless from all loss, liability and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) which the UBS Funds or the U.S. Allocation Fund may incur or sustain by reason of the fact that (i) any representations or warranties made by the Investment Trust in Sections 5 or 6 hereof should prove false or erroneous in any material respect; (ii) any covenant has been breached by the Investment Trust or the Tactical Allocation Fund in any material respect; or (iii) any claim is made alleging that (a) the Prospectus/Proxy Statement delivered to the shareholders of the U.S. Allocation Fund in connection with this transaction, or (b) the Registration Statement on Form N-14 of
which such Prospectus/Proxy Statement forms a part, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as such claim is based on written information furnished to the Investment Trust by the UBS Funds, its investment adviser or distributor.
13.	Notice of Claim of Indemnification
      In the event that any claim is made against the Investment
Trust or the Tactical Allocation Fund in respect of which indemnity may be sought by the Investment Trust or the Tactical Allocation
Fund from the UBS Funds or the U.S. Allocation Fund under Section 11 of this Agreement, or, in the event that any claim is made against the UBS Funds or the U.S. Allocation Fund in respect of which indemnity may be sought by the UBS Funds or the U.S. Allocation Fund from the Investment Trust or the Tactical Allocation Fund under
Section 12 of this Agreement, the party seeking indemnification (the Indemnified Party) shall, with reasonable promptness and before payment of such claim, give written notice of such claim to the other party (the Indemnifying Party).  If no objection as to the validity of the claim is made in writing to the Indemnified Party by the Indemnifying Party within thirty (30) days after giving notice hereunder, then the Indemnified Party may pay such claim and shall be entitled to reimbursement therefor, pursuant to this
Agreement. If, prior to the termination of such thirty-day period, objection in writing as to the validity of such claim is made to the Indemnified Party, the Indemnified Party shall withhold payment thereof until the validity of the claim is established either (i) to the satisfaction of the Indemnifying Party; or (ii) by a final determination of a court of competent jurisdiction, whereupon the Indemnified Party may pay such claim and shall be entitled to reimbursement thereof, pursuant to this Agreement; or (iii) with respect to any Tax claims, within seven (7) calendar days following the earlier of (A) an agreement between the UBS Funds and the
Investment Trust that an indemnity amount is payable; (B) an assessment of a Tax by a taxing authority; or (C) a determination as defined in Section 1313(a) of the Code.  For purposes of this
Section 13, the term assessment shall have the same meaning as used in Chapter 63 of the Code and Treasury Regulations thereunder, or any comparable provision under the laws of the appropriate taxing authority.  In the event of any objection by the Indemnifying Party, the Indemnifying Party shall promptly investigate the claim, and if it is not satisfied with the validity thereof, the Indemnifying
Party shall conduct the defense against such claim. All costs and expenses incurred by the Indemnifying Party in connection with such investigation and defense of such claim shall be borne by it. These indemnification provisions are in addition to, and not in limitation of, any other rights the parties may have under applicable law.
14.	Termination; Waiver; Order
(a)	Anything contained in this Agreement to the contrary
notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of the U.S. Allocation Fund)
prior to the Closing as follows:
(1)	by mutual consent of the UBS Funds and the Investment Trust
in writing;
(2)	by the Investment Trust if any condition precedent to its
obligations set forth in Section 9 has not been fulfilled or waived by the Investment Trust in writing; or
(3)	by the UBS Funds if any condition precedent to its
obligations set forth in Section 9 has not been fulfilled or waived by the UBS Funds in writing.
(b)	If the transactions contemplated by this Agreement have not
been consummated by December 31, 2004, this Agreement shall
automatically terminate on that date, unless a later date is agreed to in writing by both the UBS Funds and the Investment
Trust.
(c)	In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of
either the UBS Funds or the Investment Trust or persons who are their Trustees, officers, agents or shareholders in respect of this Agreement.
(d)	At any time prior to the Closing, any of the terms or conditions of this Agreement may be waived by either the UBS Funds or the
Investment Trust, respectively (whichever is entitled to the benefit thereof).
(e)	The respective representations, warranties and covenants
contained in Sections 4-8 hereof shall expire with, and be
terminated by, the consummation of the Plan of Reorganization.
(f)	If any order or orders of the Commission with respect to this
Agreement shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the
Board of Trustees of the UBS Funds and the Board of Trustees of
the Investment Trust to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the U.S. Allocation Fund, unless such further vote is required by applicable law, or by mutual consent of the parties.
15.	Final Tax Returns and Forms 1099 of the U.S. Allocation Fund
(a)	After the Closing, the UBS Funds shall prepare or cause its
agents to prepare any federal, state or local Tax returns,
including any Forms 1099, required to be filed by the UBS Funds with respect to the U.S. Allocation Funds final taxable year ending with its complete liquidation and for any prior periods or taxable years, and shall further cause such Tax returns and Forms
1099 to be duly filed with the appropriate taxing authorities.
(b)	Notwithstanding the provisions of Section 1 hereof, any expenses incurred by the UBS Funds or the U.S. Allocation Fund (other than for payment of Taxes) in connection with the preparation and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by the U.S. Allocation Fund to the extent such expenses have been or should have been accrued by the U.S.
Allocation Fund in the ordinary course without regard to the Plan of Reorganization contemplated by this Agreement.
16.	Cooperation and Exchange of Information
      The Investment Trust and the UBS Funds will provide each other and their respective representatives with such cooperation and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes.  Each party or their respective agents will retain for a period of seven (7) years following the Closing all returns, schedules and work papers and all material records or other documents relating to Tax matters of each of the U.S. Allocation
Fund and Tactical Allocation Fund for its taxable period first ending after the Closing and for all prior taxable periods.
17.	Limitation of Liability
      It is expressly agreed that the obligations of the UBS
Funds and the U.S. Allocation Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the UBS Funds personally, but shall bind only the trust property of the U.S. Allocation Fund, as provided in the UBS
Funds Declaration of Trust.  The execution and delivery of this
Agreement have been authorized by the Trustees of the UBS Funds on behalf of U.S. Allocation Fund and signed by authorized officers of the UBS Funds, acting as such. Neither the authorization by such Trustees, nor the execution and delivery by such officers, shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the U.S. Allocation Fund.
       It is expressly agreed that the obligations of the
Investment Trust and the Tactical Allocation Fund hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Investment Trust personally, but shall bind only the trust property of the Tactical Allocation
Fund, as provided in the Investment Trust Declaration of Trust.
The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Trust on behalf of Tactical Allocation Fund and signed by authorized officers of the Investment Trust, acting as such.  Neither the authorization by such Trustees, nor the execution and delivery by such officers, shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Tactical Allocation Fund.
18.	Entire Agreement and Amendments
      This Agreement embodies the entire Agreement between the
parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.
19.	Counterparts
      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.
20.	Notices
      Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Investment Trust at 51 West 52nd Street,
New York, New York 10019-6114, Attention:  Secretary, or to the
UBS Funds at 51 West 52nd Street, New York, New York 10019-6114,
Attention:  Secretary.
21.	Governing Law
      This Agreement shall be governed by and carried out in
accordance with the laws of the State of Massachusetts.
22.	Effect of Facsimile Signature
      A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

                  [REMAINDER OF PAGE IS INTENTIONALLY BLANK]


IN WITNESS WHEREOF, the Investment Trust and UBS Funds have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.


UBS INVESTMENT TRUST,
ON BEHALF OF
UBS TACTICAL ALLOCATION FUND
Attest:










By:



Title:

Title:








THE UBS FUNDS,
ON BEHALF OF
UBS U.S. ALLOCATION FUND
Attest:










By:



Title:

Title:











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